Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

FINTECH ECOSYSTEM DEVELOPMENT CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Class A common stock, par value $0.0001	Other	11,500,000	(1)	N/A	$121,900,000	(2)	0.0001102	$13,434	(3)
Fees Previously Paid	—	—	—	—		—	—		—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—	—		—	—
	Total Offering Amounts						$121,900,000			$13,434
	Total Fees Previously Paid									0.00
	Total Fee Offsets									0.00
	Net Fee Due									$13,434

(1)	The number of shares of Class A common stock, par value $0.0001 per share (Common Stock), of Fintech Ecosystem Development Corp. (the Company) being registered is based upon an estimate of the maximum number of shares of common stock, par value $0.0001 per share (the Common Stock), of the Company issuable in connection with the acquisition of all of the equity of Mobitech International LLC (Afinoz), pursuant to the Business Combination Agreement by and among the Company, the members of Afinoz, and the member representative named therein (the Business Combination Agreement).

(2)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Pono Capital Three, Inc. ordinary shares on the Nasdaq Stock Market on September 22, 2023 ($10.60 per share), in accordance with Rule 457(f)(1) (within five business days prior to the date of the filing of the Registration Statement on Form S-4).

(3)	Pursuant to Rule 457(o) of the Securities Act, the registration fee has been calculated on the basis of the maximum aggregate offering price. The fee has been determined in accordance with Section 6(b) of the Securities Act at a rate equal to $110.20 per $1,000,000 of the proposed maximum aggregate offering price.